                                                               Exhibit 7(b)(.2)

                            VERNITRON CORPORATION
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
         (UNAUDITED - DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      HISTORICAL          HISTORICAL                              PRO FORMA
                                                      VERNITRON           PRECISION                               VERNITRON
                                                     CORPORATION        AEROTECH, INC.        ADJUSTMENTS        CORPORATION
                                                     -----------        --------------        -----------        -----------
Net sales                                               $65,213             $43,488             ($429)(i)          $108,272

Cost of sales                                            47,973              31,958              (429)(i)            79,517
                                                                                                   15 (m)

Selling, general and administrative expenses             13,336               7,770              (519)(k)            20,587
Amortization of intangible assets                           209                                    87 (l)               296
                                                     ----------         -----------                             -----------
Operating income                                          3,695               3,760                                   7,872


Interest expense                                          1,994               1,620               877 (j)             4,491
Other (income) expense                                      252                 (38)                                    214
                                                     ----------         -----------                             -----------
Income from continuing operations before taxes            1,449               2,178                                   3,167

Income taxes                                                565                 849              (174)(n)             1,241
                                                     ----------         -----------                             -----------
Income from continuing operations                           884               1,329                                   1,926

Preferred Dividends                                         574                                                         574
                                                     ----------         -----------                             -----------
Income Applicable to Common Shareholders                $   310             $ 1,329                                $  1,352
                                                     ----------         -----------                             -----------
                                                     ----------         -----------                             -----------
Income per Common Share:
Primary                                                 $  0.02                                                    $   0.11
                                                     ----------                                                 -----------
                                                     ----------                                                 -----------
Fully Diluted                                             n/a                                                      $   0.10
                                                     ----------                                                 -----------
                                                     ----------                                                 -----------
Weighted Average Number of Common Shares
  Outstanding (in thousands):
Primary                                                  12,555                                                      12,555
                                                     ----------                                                 -----------
                                                     ----------                                                 -----------
Fully Diluted                                             n/a                                                        13,273
                                                     ----------                                                 -----------
                                                     ----------                                                 -----------


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